Exhibit 10.1
LETTER OF CREDIT FACILITY AND SECURITY AGREEMENT
This LETTER OF CREDIT FACILITY AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of October 9, 2025 (the “Effective Date”) is entered into among EXPENSIFY, INC., a Delaware corporation (in its capacity as borrower representative, “Borrower Representative”, and together with each Person party hereto as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”), the several banks and financial institutions or entities from time to time party hereto as a lender (each, a “Lender”, and collectively, “Lenders”), Canadian Imperial Bank of Commerce (in its individual capacity, “CIBC”, and in its capacity as administrative agent and collateral agent for the Lenders “Agent”). This Agreement replaces that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2024, by and among Borrower Representative, Agent and Lenders, as amended through the Effective Date (the “Prior Loan Agreement”). Borrower Representative previously terminated the revolving loan facility under the Prior Loan Agreement in accordance with its terms, provided that certain terms, including collateral security, survived the termination with respect to outstanding Contingent Obligations arising from Bank Services (as defined in the Prior Loan Agreement). Upon the Effective Date, this Agreement shall replace the Prior Loan Agreement with respect to such continuing Contingent Obligations .
AGREEMENT
The parties hereto hereby agree as follows:
1.ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied . For purposes of calculations made pursuant to the terms hereof, or otherwise for purposes of compliance herewith, GAAP shall be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment thereof under GAAP as in effect on December 31, 2021, notwithstanding any modifications or interpretive changes thereto that have occurred. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.
2.LOAN AND TERMS OF PAYMENT
2.1Promise to Pay. Each Borrower hereby unconditionally promises to pay to Agent, for the ratable benefit of Secured Parties, the outstanding principal amount of all Credit Extensions and all other Obligations owing hereunder as and when due in accordance with this Agreement.
2.2Letter of Credit Facility.
(a)Availability. Subject to the terms and conditions hereof, L/C Issuer may from time to time issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of a Borrower or its Subsidiary, provided that the issuance or extension of any Letter of Credit after the Effective Date shall be in L/C Issuer’s sole and absolute discretion. As of the Effective Date, the Letter of Credit issued under this Agreement as in effect prior to the Effective Date which is attached hereto as Schedule 1, shall be deemed to remain outstanding hereunder.
(b)Letter of Credit Application. Borrower Representative may request L/C Issuer to issue or cause the issuance of a Letter of Credit by delivering to L/C Issuer prior to 1:00 p.m. (Ontario time), at least five (5)

Exhibit 10.1
Business Days prior to the proposed date of issuance, L/C Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of L/C Issuer; and, such other Issuer Documents as L/C Issuer may reasonably request. Each Letter of Credit shall be in form .acceptable to L/C Issuer. Borrowers agrees to be bound by the terms of the Letter of Credit Application and other Issuer Documents, and by L/C Issuer’s reasonable interpretations of any Letter of Credit issued on behalf of a Borrower and by L/C Issuer’s written regulations and customary practices relating to letters of credit. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.
(c)Reimbursement Obligations. In the event of a drawing under a Letter of Credit, L/C Issuer shall promptly notify the applicable Borrower and such Borrower shall reimburse (such obligation to reimburse L/C Issuer shall sometimes be referred to as a “Reimbursement Obligation”) L/C Issuer within one (1) Business Day of receipt of such notice in an amount equal to the amount drawn under the Letter of Credit. Any Reimbursement Obligation not paid when due in accordance with the foregoing shall be deemed a “Letter of Credit Borrowing” and shall bear interest in accordance with Section 2.5.
(d)Limitation of Liability. Without limiting the generality of the foregoing, L/C Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by L/C Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on L/C Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import and honor any drawing in connection with any Letter of Credit that is the subject thereof, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(e)Termination. L/C Issuer or Borrower Representative may, by written notice to the other party, with a copy to Agent, terminate the Letter of Credit facility under this Section 2.2 at any time, provided that until the Termination Conditions are satisfied, the Agreement shall remain in effect and the Liens in favor of Agent in the Collateral securing the Obligations shall continue. In case of a termination by L/C Issuer, Borrowers shall cause the Termination Conditions to be satisfied in three (3) Business Days or such longer period as Agent may agree in its discretion, and L/C Issuer may place a hold on deposits maintained in Collateral Accounts in the amount of required Cash Collateral pending satisfactory documentation with respect to such Cash Collateral.
2.3[Reserved.]
2.4[Reserved.]
2.5Payment of Interest
(a)Interest Rate. Subject to Section 2.5(b), the outstanding amount of any Letter of Credit Borrowing shall accrue interest at the Applicable Interest Rate from and after the date such Letter of Credit Borrowing is deemed to have occurred in accordance with Section 2.2, and shall be due on demand.
(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate that is 5.0% higher than the Applicable Interest Rate (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Secured Parties hereunder.
(c)Interest Computation. Interest shall be computed on the basis of a 365/366-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Ontario time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the Credit Extension shall be included and the date of payment shall be excluded.

Exhibit 10.1
(d)Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to any Secured Party an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied to the reduction of outstanding principal, and thereafter to any other Obligations outstanding ratably (other than interest in excess of the Maximum Rate).
(e)Adjustment to Interest Rate. Changes to the interest rate applicable to the Credit Extensions based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.
2.6Fees and Charges.
(a)Fees. Borrowers shall pay the following fees to Agent:
(i)Letter of Credit Fees. In respect of the issuance or renewal of any Letter of Credit, a fee of 1.5% of the face amount of such Letter of Credit, due and payable at the time of issuance or renewal, as applicable.
(b)Secured Party Expenses. Borrowers shall pay to Secured Parties, all Secured Party Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Effective Date, when due (or, if no stated due date, within three (3) Business Days after written demand by Agent).
(c)Fees Fully Earned. Unless otherwise provided in this Agreement or any other Loan Document, the fees and charges specified in clause (b) above are fully earned as of the Effective Date, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by any Secured Party pursuant to this Agreement or the other Loan Documents notwithstanding any termination of this Agreement or the suspension or termination of commitments with respect to Credit Extensions hereunder (if any) and notwithstanding the required payment date for such fees or charges.
2.7Payments; Application of Payments.
(a)All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 12:00 p.m. Ontario time on the date when due. Payments of principal and/or interest received after such time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. Unless otherwise notified by Agent in writing, Agent shall initiate debit entries to any Deposit Accounts as authorized on the Debit Authorization for principal and interest payments or any other amounts Borrowers owe Secured Parties when due, for the ratable benefit of Secured Parties. These debits shall not constitute a set-off. If the Debit Authorization arrangement is terminated for any reason, Borrowers shall promptly deliver a new Debit Authorization with respect to another Deposit Account of a Borrower and until such new Debit Authorization is effective, shall make all payments due to Agent at Agent’s address specified in Section 10, or as otherwise notified by Agent in writing.
(b)[Reserved.]
(c)[Reserved.]
(d)[Reserved.]
(e)So long as no Application Event has occurred and is continuing and except as otherwise provided herein, all payments received by Agent in respect of L/C Obligations shall be remitted to L/C Issuer.
(f)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

Exhibit 10.1
(i)to pay any Secured Party Expenses (including cost or expense reimbursements), indemnities, fees or other amounts then due to Agent, in its capacity as such, under the Loan Documents, until paid in full;
(ii)to pay interest due in respect of any protective advances, until paid in full;
(iii)to pay the principal of any protective advances, until paid in full;
(iv)ratably, to pay any Secured Party Expenses (including cost or expense reimbursements) or indemnities then due to any Secured Party under the Loan Documents, until paid in full;
(v)ratably, to pay any fees or premiums then due to any L/C Issuer under the Loan Documents, until paid in full;
(vi)to L/C Issuer, to pay interest accrued in respect of any Letter of Credit Borrowing, until paid in full;
(vii)to L/C Issuer, to pay the principal of all Letter of Credit Borrowings or other Reimbursement Obligations until paid in full;
(viii)to L/C Issuer, to Cash Collateralize any L/C Obligations on account of undrawn amounts under Letters of Credit that remain outstanding;
(ix)to pay any other Obligations owing to any Secured Party; and
(x)to Borrowers or such other Person entitled thereto under applicable law.
(g)Agent promptly shall distribute to each Secured Party, pursuant to the applicable wire instructions received from such Secured Party in writing, such funds as it may be entitled to receive.
(h)In each instance, so long as no Application Event has occurred and is continuing, Section 2.7(f)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(i)For purposes of Section 2.7(f)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(j)In the event of a direct conflict between the priority provisions of this Section 2.7 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.
(k)If any Secured Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of outstanding Obligations (other than Obligations owing only to such Secured Party), such Secured Party shall (i) notify Agent of the receipt of such payment, and (ii) within five (5) Business Days of such receipt, purchase (for cash at face value) from the other applicable Secured Parties (through Agent), without recourse, such participations in the outstanding Obligations owing to them or held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Secured Party to share the excess payment ratably with each of the other Secured Parties in accordance with their respective Applicable Percentages; provided, however, that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. Each Borrower agrees that any Secured Party so purchasing a participation from another Secured Party pursuant to this subsection may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. No documentation other than notices and the like referred to in this subsection shall be required to implement the terms hereof. Agent shall keep records

Exhibit 10.1
(which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant hereto and shall in each case notify the applicable Secured Parties, following any such purchase.
2.8[Reserved.]
3.CONDITIONS PRECEDENT
3.1Conditions Precedent to Effectiveness. The effectiveness of this Agreement are subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Required Lenders, such agreements, documents and certificates, duly executed by the parties thereto, and in case of a Borrower; by a Responsible Officer, or as applicable, the conditions shall have been satisfied, in each case, as set forth on Schedule 2.
3.2Conditions Precedent to all Credit Extensions. Any Credit Extension is subject to the following conditions precedent:
(a)the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date,
(b)no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;
(c)there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
3.3Covenant to Deliver. Borrowers agree to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension. Borrowers expressly agree that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver of a Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in the discretion of Required Lenders.
4.CREATION OF SECURITY INTEREST
4.1Grant of Security Interest. Each Borrower hereby grants Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until all Obligations, including any Letter of Credit Borrowings (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash, any commitments to make Credit Extensions have been terminated and any L/C Obligations arising from undrawn Letters of Credit outstanding hereunder have been Cash Collateralized (such date, the “Termination Date” and the foregoing conditions to termination of the security interest in the Collateral, the “Termination Conditions”). On the Termination Date, the security interest shall automatically terminate, all rights to the Collateral shall revert to Borrowers, and Agent shall, at Borrowers’ sole cost and expense, take such steps and deliver such documents to effectuate and evidence the foregoing termination and release of Liens in the Collateral.
4.2Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien under this Agreement). If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of One Hundred Thousand Dollars ($100,000), Borrowers shall promptly notify Agent in writing and deliver such other documents as Agent may require to grant Agent a perfected security interest in such commercial tort claim. If a Borrower shall acquire a certificate with respect to Shares or any instrument, such Borrower shall promptly notify Agent and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form satisfactory to Agent.
4.3Authorization to File Financing Statements. Each Borrower hereby authorizes Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to

Exhibit 10.1
perfect or protect Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Borrower.
4.4Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Agent a security interest in all the Equity Interests in which such Borrower has any interest, including the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, provided that: no such notice shall be required if a Borrower has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.
5.REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants as follows:
5.1Due Organization, Authorization; Power and Authority.
(a)Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”, which is true, correct and complete in all material respects as of the Effective Date.
(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound.
5.2Collateral. Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
5.3[Reserved.]
5.4Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party, any of its Subsidiaries or any officers or directors of the foregoing in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.
5.5Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Agent fairly present in all material

Exhibit 10.1
respects the consolidated and consolidating financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.
5.6Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.
5.7Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party or governmental consents, licenses, approvals, waivers of any, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.
5.8[Reserved.]
5.9[Reserved.]
5.10[Reserved.]
5.11Compliance with Laws.
(a)No Loan Party or Subsidiary of Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.
(b)No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Credit Extensions or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Credit Extensions or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. None of the proceeds of the Credit Extensions or other extensions of credit under this Agreement have been (or will be) used to fund Investments in Expensify Payments.
(c)No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of any Credit Extensions nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority (“Sanctions”), (ii) is, or will become, a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to applicable Sanctions, or (iv) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act, and any applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto (“Anti-Money Laundering Laws”). No part of the proceeds from the Credit Extensions made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable Anti-Corruption Laws.

Exhibit 10.1
Borrower Representative and each applicable Subsidiary has implemented policies and procedures (including know-your-customer verifications) reasonably designed to ensure compliance with applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(d)No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.
5.12[Reserved.]
5.13Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement given to Agent by or on behalf of a Loan Party or any of its Subsidiaries, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
6.AFFIRMATIVE COVENANTS
Each Borrower shall, and shall cause each Loan Party to, do all of the following:
6.1Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in all of its property, and comply with all terms and conditions with respect to such Governmental Approvals.
6.2Financial Statements, Reports, Notices. Provide Agent with the following:
(a)[Reserved]
(b)Quarterly Compliance Certificate. Within fifteen (15) Business Days after the last day of each fiscal quarter, a duly completed Compliance Certificate signed by a Responsible Officer.
(c)
(d)Quarterly Financial Statements. Within sixty (60) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.
(e)[Reserved.]
(f)Annual Audited Financial Statements. As soon as provided to Borrower Representative’s lead investor, but in no event later than one hundred twenty (120) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent.
(g)[Reserved.]

Exhibit 10.1
(h)[Reserved.]
(i)Legal Action Notice and Updates. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that would reasonably be effected to result in a Material Adverse Effect.
(j)[Reserved]
(k)[Reserved]
(l)[Reserved]
(m)Other Reports and Information. Together with the quarterly financial reports, reports as to the following, in form acceptable to Agent: accounts receivable and accounts payable aging, general ledger, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Agent (including at the direction of Required Lenders).
(n)Bank Account Balances. Within fifteen (15) Business Days after the last day of each fiscal quarter, and from time to time upon Agent’s reasonable request, a report in form reasonably satisfactory to Agent, of all bank balances for each Collateral Account maintained by Borrower Representative used to maintain the Required Cash Amount, and if there is a breach of the obligation to maintain the Required Cash Amount, prompt notice to Agent of such breach, including whether and how Borrower Representative intends to cure such Default.
(o)Notwithstanding anything contained herein to the contrary, the requirement to deliver financial statements and reports described in subsections (c), (e) and (h) shall be deemed satisfied upon Borrower Representative filing or furnishing, as applicable, Form 10-K or 10-Q or Current Report on Form 8-K, or other applicable filing is available on EDGAR or successor platform.
6.3[Reserved.]
6.4[Reserved.]
6.5[Reserved.]
6.6Deposit and Securities Accounts.
(a)Maintain at all times one or more Collateral Accounts in a Borrower’s name with CIBC or CIBC USA, subject to a first priority perfected security interest in favor of Agent, to be used to maintain the balances required in accordance with Section 6.10. In furtherance of the foregoing, any such Collateral Account maintained with CIBC USA shall at all times be subject to an Account Control Agreement in favor of Agent.
(b)Notwithstanding anything to the contrary set forth herein, Borrowers shall not permit any CIBC Collateral Account to be used for third party payment processing activity or any other MSB Subsidiary activity.
6.7Intellectual Property. Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without written consent of Required Lenders. All Intellectual Property material to the business of Borrowers shall remain owned by Borrowers (and shall not be transferred to a Subsidiary that is not a Loan Party).
6.8Litigation Cooperation. From the Effective Date and continuing through the termination of this Agreement, make available to any Secured Party, without expense to such Secured Party, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that such Secured Party may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against such Secured Party with respect to any Collateral or relating to such Loan Party.
6.9Access to Collateral; Books and Records. Allow Agent, or its agents, to inspect the Collateral and audit and copy Borrowers’ Books. Such inspections or audits shall occur during Borrower’s usual business hours and upon at least five (5) Business Days’ prior written notice and be conducted no more often than once every

Exhibit 10.1
twelve (12) months, unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often and at such times as Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.
6.10Minimum Cash. Maintain at all times Qualified Cash in an amount not less than the Required Cash Amount, provided that no breach of the foregoing requirement shall be deemed to have occurred if Qualified Cash falls below the Required Cash Amount but is not less than the Trigger Amount, and such shortfall is cured within five (5) Business Days. For the avoidance of doubt, if Qualified Cash falls below the Trigger Amount, such breach shall constitute an immediate Event of Default not subject to cure.
6.11Subsidiary Matters.
(a)Cause the material assets related to the business of Borrower Representative and its Subsidiaries to be owned by Loan Parties and all material revenue recognized as a result of the business of Borrower Representative and its Subsidiaries, to be recognized by Loan Parties. If at any time one or more Subsidiaries or parent entity that are not Loan Parties own a material portion of the assets related to the business of Borrower Representative and its Subsidiaries, or recognize a material portion of the consolidated revenue of Borrower Representative and its Subsidiaries, Borrower Representative shall promptly notify Agent thereof, and at Agent’s request, shall cause one or more of such Subsidiaries or parent entities to be joined as a Loan Party hereunder.
(b)Cause each MSB Subsidiary to (i) not conduct any business or have any operations except as necessary to maintain legal existence, maintain money transmitter licenses and other activities ancillary thereto (including, but not limited to, the transmission of funds on behalf of Borrower or its customers), (ii) have no material assets except for deposits required to be maintained as restricted cash in connection with money transmitter licenses, or funds held in a trust account on behalf of customers, and (y) money transmitter licenses, (iv) not have any revenue, provided that the foregoing shall not restrict such MSB Subsidiary from contributing to revenue generation by a Borrower and (v) not have any Subsidiaries. No Loan Party shall guaranty or otherwise be liable for or provide collateral security or other credit support for Indebtedness of an MSB Subsidiary, and no MSB Subsidiary shall guaranty or otherwise be liable for or provide collateral security or other credit support for Indebtedness of a Loan Party, in each case, directly or indirectly.
6.12[Reserved.]
6.13[Reserved.]
6.14Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Comply and cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures (including know-your-customer verifications) designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
6.15Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
7.NEGATIVE COVENANTS
No Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following:
7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.
7.2Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business in any material respect other than the businesses currently engaged in by such Person, as applicable, or reasonably related or complementary thereto; (b) cease doing business, or liquidate or dissolve; or (c) [Reserved]; (d)  permit or suffer a Change in Control, (e) [Reserved]; (f) without at least ten (10) days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization or (g) without at least thirty (30) days prior written notice to Agent, permit any Loan Party to become an MSB Subsidiary.
7.3Mergers or Acquisitions. Merge or consolidate to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of

Exhibit 10.1
another Person (including, without limitation, by the formation of any Subsidiary) except if such transaction does not result in a Change in Control, and any new Subsidiary or parent entity shall, to the extent required in accordance with Section 6.11, become a Loan Party. A Subsidiary may merge or consolidate into another Subsidiary or into a Borrower.
7.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness for borrowed money, other than Permitted Indebtedness.
7.5Encumbrance. Create, incur, allow, or suffer any Lien securing borrowed money Indebtedness on any of its property, except for Permitted Liens.
7.6[Reserved.]
7.7Distributions; Investments.
(a)Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that
(i)Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof,
(ii)Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent;
(iii)Borrower Representative may pay dividends solely in Equity Interests of Borrower Representative,
(iv)Borrower Representative may make cash payments in lieu of fractional shares; and
(v)Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board, in the Ordinary Course of Business, provided no Event of Default exists or would result and subject to compliance with Section 6.10;
(b)Make or suffer to be made any Investment other than Permitted Investments.
7.8Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by investors in Borrower Representative for capital raising purposes, and (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board.
7.9[Reserved.]
7.10[Reserved.]
7.11Compliance; Use of Proceeds.
(a)Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so;

Exhibit 10.1
withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
(b)Use the proceeds of the Credit Extensions, directly or indirectly, to fund any MSB Subsidiary.
8.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.
8.2Covenant Default.
(a)A Borrower fails or neglects to perform any obligation in Section 4.2, Section 6 and (other than breaches of Sections 6.7 and 6.10), to the extent such breach is capable of cure, such Borrower has failed to cure such default within twenty (20) days after the occurrence thereof, or violates any covenant in Section 7; , or
(b)A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof.
8.3Material Adverse Effect. An event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect.
8.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
(b)(i) any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.
8.5Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due, the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities, or the Loan Parties otherwise become insolvent; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed).
8.6Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $2,000,000 (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Agent); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could have a Material Adverse Effect.
8.7Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $2,000,000 shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days

Exhibit 10.1
after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, or such judgments are not vacated prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the such judgment, order or degree being vacated, stayed or bonded).
8.8Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any other Secured Party or to induce any Secured Party to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.
8.9[Reserved.]
8.10[Reserved.]
9.RIGHTS AND REMEDIES
9.1Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, or at the direction of Required Lenders, shall, without notice or demand, do any or all of the following:
(a)declare all Obligations immediately due and payable and require any L/C Obligations on account of undrawn amounts under Letters of Credit issued hereunder to be Cash Collateralized (provided that if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable and Cash Collateral shall be required without any action by Agent or any other Secured Party);
(b)apply any balances maintained in Collateral Accounts of a Loan Party with Agent or subject to an Account Control Agreement in favor of Agent (including amounts constituting Qualified Cash maintained in accordance with Section 6.10), to the outstanding Obligations;
(c)stop advancing money or extending credit for any Borrower’s benefit under this Agreement;
(d)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Borrower money of Agent’s security interest in such funds;
(e)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrowers shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;
(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit;
(g)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;
(h)demand and receive possession of any Borrower’s Books; and
(i)exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2Power of Attorney. Each Borrower hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for

Exhibit 10.1
verification of Accounts or notify Account Debtors of Agent’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest in the Collateral, (ii) execute and do all such assurances, acts and things which such Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Agent under this Agreement or the other Loan Documents. Agent’s foregoing appointment as each Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Termination Conditions are satisfied.
9.3Protective Payments. Any payment by Agent during the existence of an Event of Default to preserve or protect the Collateral, as determined by Agent in its discretion, shall constitute a protective advance and part of the Obligations, which shall be due on demand and bear interest at the then highest rate applicable to the Obligations, and be secured by the Lien in favor of Agent on the Collateral. No payments by Agent are deemed an agreement to make similar payments in the future or shall constitute a waiver of any Event of Default.
9.4[Reserved.]
9.5Agent’s Liability for Collateral. So long as Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.
9.6No Waiver; Remedies Cumulative. Any failure on the part of Agent or any other Secured Party, at any time or times, to require strict performance by each Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Secured Parties thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Secured Parties under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies as secured party provided under the Code, by law, or in equity. Any exercise of one right or remedy is not an election and shall not preclude Agent or any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy on the part of any Secured Party is not a waiver, election, or acquiescence.
9.7Demand Waiver. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.
10.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Each party may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

Exhibit 10.1

If to Borrower:	Expensify, Inc. 401 SW 5th Avenue Portland, OR 97204 Attn: Ryan Schaffer, Chief Financial Officer Email:

With a copy, not constituting notice, to:	Silicon Legal Strategy 201 Mission Street, Suite 800 San Francisco, California 94105 Attn: Andre Gharakhanian Email:

If to Agent or L/C Issuer::	Canadian Imperial Bank of Commerce 81 Bay Street, 10th Floor Toronto, Ontario M5J 0E7 e-mail: Attention: Ian Curry, Josh Tam
With a copy, not constituting notice, to:	Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, CA 94304 Attn: Cynthia Bai Email:
11.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Borrower hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Secured Party. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in, or subsequently provided by such Borrower in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. Each Borrower hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK

Exhibit 10.1
FROM ANY SECURED PARTY UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, including to the extent any Secured Party seeks to enforce any judgment or takes any legal action in any other jurisdiction to realize upon the Collateral, the parties hereto agree that, with respect to any actions and proceedings with respect to which the above jury trial waiver is not enforceable, such disputes shall be decided by a reference to a private judge, mutually selected by the parties, including, including, if applicable, in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. This Section 11 shall survive the termination of this Agreement.
12.GENERAL PROVISIONS
12.1Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until the Termination Date. This Agreement may be terminated as set forth in prior to the maturity date of the Credit Extensions by Borrowers, effective three (3) Business Days after written notice of termination is given to Agent. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2Successors and Assigns.
(a)Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and any commitment to make Credit Extensions, if any) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of Agent.
(b)Assignments shall be subject to the following additional conditions:
(i)no assignment may be made to a natural person,
(ii)no assignment may be made to a Loan Party or an Affiliate of a Loan Party,
(iii)the amount of any commitments to make Credit Extensions (if any) and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),
(iv)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(v)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,
(vi)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(vii)the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

Exhibit 10.1
(c)From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 12.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 12.3 and Section 14.
(d)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(e)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 12.2(c), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of any related commitment to make Credit Extensions (if any) arising therefrom. Any such commitment allocated to each Assignee shall reduce such commitment of the assigning Lender pro tanto.
(f)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, any of its commitments to make Credit Extensions (if any), and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, any commitments to make Credit Extensions (if any), and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such

Exhibit 10.1
Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(g)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(h)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
12.3Indemnification. Each Borrower agrees to indemnify, defend and hold Secured Party and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among any Secured Party and Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct. Each Borrower agrees to pay, and to save each Indemnified Person harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding Taxes other than Indemnified Taxes) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
12.4Borrower Liability.
(a)Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Secured Parties under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 12.4), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.
(d)The Obligations of each Borrower under the provisions of this Section 12.4 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Credit Extensions made or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Secured Party under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the

Exhibit 10.1
acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Secured Party at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Secured Party in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Secured Party with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 12.4 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 12.4, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 12.4 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 12.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Secured Party.
(f)Each Borrower represents and warrants to Secured Parties that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Secured Parties that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)Each Borrower waives all rights and defenses (i) arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against any applicable Loan Party, and (ii) relating to any suretyship defenses available to it under the Uniform Commercial Code or any other applicable law,.
(h)Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property at any time. This means, among other things:
(i)Secured Parties may collect from such Borrower without first foreclosing on any real or personal property Collateral pledged by the Borrowers.
(j)The provisions of this Section 12.4 are made for the benefit of the Secured Parties, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all the Borrowers as often as occasion therefor may arise and without requirement on the part of any Secured Party, any successor or any assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 12.4 shall remain in effect until the Termination Date. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 12.4 will forthwith be reinstated in effect, as though such payment had not been made.
(k)Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any Secured Party with respect to any of the Obligations or any collateral security therefor until the Termination Date. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Secured Party hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all Termination Conditions shall be satisfied before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. Notwithstanding anything to the contrary contained in this Section 12.4, no Borrower shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any

Exhibit 10.1
portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to the Loan Documents or otherwise.
(l)Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations and satisfaction of the Termination Conditions. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Termination Date. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with the terms of this Agreement.
(m)Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each other Borrower in an amount, for each of such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
12.5Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.6Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.7Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
12.8Amendments.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Secured Parties directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)increase the amount of or extend the expiration date of any commitment to make Credit Extensions of any Secured Party or amend, modify any provision regarding the ratable application of payments or Collateral proceeds to Obligations owing to such Secured Party;
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document, except in connection with a waiver of applicability of the Default Rate (which waiver shall be effective with the written consent of the Required Lenders),
(iv)amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Secured Parties,

Exhibit 10.1
(v)release or contractually subordinated Agent’s Lien in and to any of the Collateral,
(vi)amend, modify, or eliminate the definitions of “Required Lenders”, or
(vii)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents.
(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate, any provision of Section 13 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower Representative, and the Required Lenders;
(c)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate, any provision of Section 2.2 pertaining to the Letter of Credit facility, or any other rights or duties of L/C Issuer under this Agreement or the other Loan Documents related to Letters of Credit issued hereunder, without the written consent of Agent, Borrower Representative, and L/C Issuer;
(d)Anything in this Section 12.8 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Secured Parties among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party.
12.9Counterparts; Electronic Execution of Documents. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.
12.10Confidentiality. In handling any confidential information, each Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to such Secured Party’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Secured Party, collectively, “Secured Party Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, each Secured Party shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to a Secured Party, including pursuant to the Securities Exchange Act of 1934, as amended; (d) to a Secured Party’s regulators or as otherwise required in connection with such Secured Party’s examination or audit; (e) as a Secured Party considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of a Secured Party so long as such service providers have executed a confidentiality agreement with such Secured Party with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in a Secured Party’s possession when disclosed to such Secured Party, or becomes part of the public domain (other than as a result of its disclosure by Secured Party Entities in violation of this Agreement) after disclosure to a Secured Party; or (ii) disclosed to a Secured Party by a third party, if a Secured Party does not know that the third party is prohibited from disclosing the information.
12.11Attorneys’ Fees, Costs and Expenses. In any action or proceeding among Borrowers and Secured Party arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
12.12Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Credit Extension). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower

Exhibit 10.1
Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered by Secured Party hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) each Secured Party shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with any Secured Party, such Borrower shall do so through Borrower Representative.
12.13Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.14Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.15Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.16Publicity; Press Releases. Borrowers agree that CIBC may issue a press release announcing the financing pursuant to this Agreement and may display any Borrower’s logo on its website and other marketing materials consistent with CIBC’s practices with respect to its loan portfolio.
12.17Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
12.18[Reserved].
12.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
13.APPOINTMENT OF AGENT
13.1Appointment and Authorization of Agent. Each Secured Party hereby designates and appoints CIBC to act as administrative agent and collateral agent on its behalf under this Agreement and the other Loan Documents and each Secured Party hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf, hold the security interest for its ratable benefit to secure the Obligations, and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or

Exhibit 10.1
any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as administrative agent and collateral agent for and on behalf of Secured Parties on the terms and conditions contained in this Section 13. Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Secured Party hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Secured Parties agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) [Reserved], (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Secured Parties with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Secured Party Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
13.2Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
13.3Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Secured Parties for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any other Secured Party, and Loan Party or any of their respective Affiliates if any request for a Letter of Credit or Credit Extension was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
13.4Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any other Secured Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the other Secured Parties as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the other Secured Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

Exhibit 10.1
13.5Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Secured Parties and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Secured Party or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the other Secured Parties of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Secured Party obtains actual knowledge of any Event of Default, such Secured Party promptly shall notify the other Secured Parties and Agent of such Event of Default. Each Secured Party shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 13.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
13.6Credit Decision. Each Secured Party acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Secured Party. Each Secured Party represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Secured Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the other Secured Parties by Agent, Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Secured Party acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Secured Party with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Secured Party became a party to this Agreement.
13.7Costs and Expenses; Indemnification. Agent may incur and pay Secured Party Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Secured Parties for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to the other Secured Parties. In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each of the other Secured Parties hereby agrees that it is and shall be obligated to pay to Agent such Secured Party’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Secured Parties, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Secured Party shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Secured Party shall reimburse Agent upon demand for such Secured Party’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
13.8Agent in Individual Capacity. CIBC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide certain bank services to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its

Exhibit 10.1
Subsidiaries and Affiliates and any other Person party to any Loan Document as though CIBC were not Agent hereunder, and, in each case, without notice to or consent of any other Secured Party. Each of the Secured Parties acknowledge that, pursuant to such activities, CIBC or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Secured Parties, and the Secured Parties acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.
13.9Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the other Secured Parties (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Secured Parties. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the other Secured Parties and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the other Secured Parties with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 13.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the other Secured Parties shall perform all of the duties of Agent hereunder until such time, if any, as the other Secured Parties appoint a successor Agent as provided for above.
13.10Lender or L/C Issuer in Individual Capacity. Any Lender or L/C Issuer and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank services to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender or L/C Issuer were not a Lender or L/C Issuer hereunder without notice to or consent of any other Lender or L/C Issuer. Each other Lender and L/C Issuer acknowledge that, pursuant to such activities, such Lender or L/C Issuer and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the other Secured Parties, and the Secured Parties acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Secured Party will use its reasonable best efforts to obtain), such Secured Party shall not be under any obligation to provide such information to them.
13.11Collateral Matters.
(a)The Secured Parties hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the satisfaction of the Termination Conditions, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 13.11. The Loan Parties and the Secured Parties hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to Secured Parties based upon the value of such non-cash consideration.
(b)Agent shall have no obligation whatsoever to any of the other Secured Parties (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or

Exhibit 10.1
insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (iv) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders or L/C Issuers and that Agent shall have no other duty or liability whatsoever to any Lender or L/C Issuer as to any of the foregoing, except as otherwise expressly provided herein.
13.12Restrictions on Actions by Lenders or L/C Issuers; Sharing of Payments.
(a)Each of the Lenders and L/C Issuers agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender or L/C Issuer, as applicable, to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender or L/C Issuer, as applicable. Each of the Lenders and L/C Issuers further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)If, at any time or times any Lender or L/C Issuer shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender or L/C Issuer, as applicable from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of the pro rata share of such Lender or L/C Issuer, as applicable, of all such distributions by Agent, such Lender or L/C Issuer, as applicable, promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and L/C Issuers, and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders and L/C Issuers so that such excess payment received shall be applied ratably as among the Lenders and L/C Issuers in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
13.13Agency for Perfection. Agent hereby appoints each other Lender and L/C Issuer as its agent (and each Lender and L/C Issuer hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender or L/C Issuer obtain possession or control of any such Collateral, such Lender or L/C Issuer, as applicable, shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
13.14Payments by Agent to the Lenders or L/C Issuers. All payments to be made by Agent to the Lenders or L/C Issuers shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
13.15Concerning the Collateral and Related Loan Documents. Each of the Lenders and L/C Issuers authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each Lender and L/C Issuer agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon each Lender and L/C Issuer.
14.WITHHOLDING TAXES.
14.1Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties. Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 14.1 after

Exhibit 10.1
withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 14) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 14 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.
14.2Exemptions.
(a)If a Secured Party or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Secured Party or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Secured Party granting the participation only) and the Borrower Representative on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
(i)if such Secured Party or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Secured Party or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower Representative (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);
(ii)if such Secured Party or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;
(iii)if such Secured Party or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Secured Party, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Secured Party or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Secured Party or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or
(v)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
(b)Each Secured Party or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower Representative (or, in the case of a Participant, to the Secured Party granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)If a Secured Party or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Secured Party or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrower Representative (or, in the case of a Participant, to the Secured Party granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Secured Party or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Secured Party’s reasonable judgment would not subject such Secured Party to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Secured Party (or its Affiliates); provided, further, that nothing in this Section 14.2(c) shall require a Secured Party or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Secured Party and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and

Exhibit 10.1
Borrower Representative (or, in the case of a Participant, to the Secured Party granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a Secured Party or Participant claims exemption from, or reduction of, withholding tax and such Secured Party or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Secured Party or Participant, such Lender or Participant agrees to notify Agent and Borrower Representative (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Secured Party or Participant. To the extent of such percentage amount, Agent and Borrower Representative will treat such Secured Party’s or such Participant’s documentation provided pursuant to Section 14.2(a) or 14.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 14.2(a) or 14.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 14 with respect to its participation in any portion of any commitments to make Credit Extensions and the Obligations so long as such Participant complies with the obligations set forth in this Section 14 with respect thereto.
(e)If a payment made to a Secured Party under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Secured Party were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Secured Party shall deliver to Agent (or, in the case of a Participant, to the Secured Party granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Secured Party granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Secured Party granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
14.3Reductions.
(a)If a Secured Party or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Secured Party granting the participation) may withhold from any payment to such Secured Party or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 14.2(a) or 14.2(c) are not delivered to Agent (or, in the case of a Participant, to the Secured Party granting the participation), then Agent (or, in the case of a Participant, to the Secured Party granting the participation) may withhold from any payment to such Secured Party or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(b)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Secured Party granting the participation) did not properly withhold tax from amounts paid to or for the account of any Secured Party or any Participant due to a failure on the part of the Secured Party or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Secured Party failed to notify Agent (or such Participant failed to notify the Secured Party granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Secured Party shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Secured Party granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Secured Party granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Secured Party granting the participation only) under this Section 14, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Secured Parties and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
If Agent or any other Secured Party determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 14, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Borrower Representative on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 14 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such other Secured Party and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such other Secured Party, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or

Exhibit 10.1
other charges imposed as a result of the willful misconduct or gross negligence of Agent or other Secured Party hereunder as finally determined by a court of competent jurisdiction) to Agent or such other Secured Party in the event Agent or such other Secured Party is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 14 shall not be construed to require Agent or any other Secured Party to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any other Secured Party to pay any amount to an indemnifying party pursuant to Section 14.4, the payment of which would place Agent or such other Secured Party (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LETTER OF CREDIT FACILITY AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER
EXPENSIFY, INC. By /s/ Ryan Schaffer Name: Ryan Schaffer Title: CFO

[SIGNATURE PAGE TO LETTER OF CREDIT FACILITY AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AGENT: CANADIAN IMPERIAL BANK OF COMMERCE By /s/ Ian Curry Name: Ian Curry Title: Authorized Signatory By /s/ Joshua Tam Name: Joshua Tam Title: Authorized Signatory
L/C ISSUER: CANADIAN IMPERIAL BANK OF COMMERCE By /s/ Ian Curry Name: Ian Curry Title: Authorized Signatory By /s/ Joshua Tam Name: Joshua Tam Title: Authorized Signatory

EXHIBIT A
DEFINITIONS
As used in this Agreement, the following capitalized terms have the following meanings:
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.
“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower or any other Loan Party maintains a Securities Account or a Commodity Account, a Loan Party, and Agent pursuant to which Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agent” has the meaning set forth in the preamble hereto.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” has the meaning set forth in Section 5.11(c).
“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.
“Applicable Interest Rate” means a floating annual rate of the Prime Rate plus 1.00%,
“Applicable Percentage” means, as of any date of determination, with respect to each Lender and L/C Issuer, the percentage which the Obligations owing to such Lender or L/C Issuer constitutes of the aggregate outstanding Obligations.
“Application Event” means the date that an Event of Default has occurred and Agent or Required Lenders have required that payments or proceeds of Collateral be applied pursuant to Section 2.7(f).
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit D to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.
“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.
“Borrower Representative” has the meaning set forth in the preamble hereof.
“Borrowers’ Books” are all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of California are required or permitted to be closed.
“Cash Collateralize” means, to pledge and deposit with or deliver to L/C Issuer, as collateral for L/C Obligations: (a) cash or deposit account balances maintained with L/C Issuer or its Affiliate, subject to Account Control Agreement in favor of L/C Issuer; (b) backstop letters of credit entered into on terms, from issuers satisfactory to L/C Issuer in its discretion; or (c) other credit support, in each case, in an amount of 105% of the undrawn face amount of all outstanding Letters of Credit, subject to documentation satisfactory to L/C Issuer in its sole discretion. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; or (b) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (c) Borrower Representative ceasing to own and control, (other than in connection with the dissolution of a Subsidiary of Borrower Representative pursuant to which all assets of such Subsidiary are transferred to a Borrower), free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“CIBC” has the meaning set forth in the preamble hereto.
“CIBC USA” means CIBC Bank USA.
“Claims” has the meaning set forth in Section 12.3.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means any and all properties, rights and assets of Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any guaranty or pursuant to any other Loan Document.
“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” means any issuance of a Letter of Credit under this Agreement, or the extension of the expiry date thereof, or the increase in the amount thereof, any Letter of Credit Borrowing, or any other extension of credit hereunder, in each case, for a Borrower’s benefit.
“Debit Authorization” means an authorization to debit a Collateral Account of a Borrower with CIBC USA, as delivered to Agent prior to the Effective Date, or as may from time to time be delivered in accordance with Section 2.7.
“Default” means any circumstance, event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” has the meaning set forth in Section 2.5(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in the preamble hereto.
“Eligible Transferee” means (a) any Lender, any Affiliate of any Lender and any Related Fund of any Lender; and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $500,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $500,000,000; and (d) during the continuation of an Event of Default, any other Person approved by Agent.
“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” has the meaning set forth in Section 8.
“Excluded Taxes” means (i) any tax imposed on the net income or net profits of any Secured Party or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Secured Party or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Secured Party’s or such Participant’s principal office is located in or as a result of a present or former connection between such Secured Party or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Secured Party or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) United States federal withholding taxes that would not have been imposed but for a Secured Party’s or a Participant’s failure to comply with the requirements of Section 14.2 of this Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Secured Party based upon the applicable withholding rate in effect at the time such Foreign Secured Party becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 14.1 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.
“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Effective Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Required Lenders and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Effective Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.
“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” means any Person providing a Guaranty in favor of Secured Parties or providing collateral, security or other credit support for all or any portion of the Obligations.
“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.
“Indemnified Person” has the meaning set forth in Section 12.3.
“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to such Person;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” means all “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made.
“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.
“IP Security Agreement” means that certain intellectual property security agreement entered into by each Loan Party which is the owner of Intellectual Property registered with the United States Patent and Trademark Office or United States Copyright Office, as of the Effective Date, as amended, restated, supplemented or otherwise modified, from time to time.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“L/C Issuer” shall mean CIBC or its designated Affiliate, in its capacity as the issuer of Letters of Credit under this Agreement, or any other financial institution from time to time party hereto as issuer of Letters of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Reimbursement Obligations. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.2. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning set forth in the preamble hereof.
“Letter of Credit Application” shall have the meaning set forth in Section 2.2 hereof.
“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.2 hereof.
“Letter of Credit Fees” shall have the meaning set forth in Section 2.6 hereof.
“Letters of Credit” shall have the meaning set forth in Section 2.2 hereof.
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, an IP Security Agreement, the Account Control Agreements, any Issuer Documents, the collateral access agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Secured Party in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower and each Guarantor, if any, from time to time party hereto.
“Margin Stock” has the meaning set forth in Section 5.11(b).
“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole; (ii) the prospect of repayment of any part of the Obligations as they become due and payable; or (iii) the ability of Agent to enforce any of its rights or remedies with respect to any Obligations.
“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.
“MSB Subsidiary” means (i) Expensify Payments LLC and (ii) any Person that engages in a “money services business” as defined in 31 CFR 1010.100(ff) (without regard to any activity threshold amounts), and includes without limitation the following: currency dealer or exchanger; check cashing; issuer of traveler’s checks, money orders or stored value; seller or redeemer of traveler’s checks, money orders or stored value; and money transmitter.
“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Credit Extensions when due any debts, principal, interest, fees, Secured Party Expenses, any L/C Obligations and any other amounts any Loan Party owes to any Secured Party under this Agreement, or any other Loan Document, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed).
“OFAC” has the meaning set forth in Section 5.11(c).
“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Effective Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.
“Perfection Certificate” has the meaning set forth in Section 5.1.
“Permitted Indebtedness” means:

(a)each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Effective Date and shown on the Perfection Certificate (except for Indebtedness indicated as being repaid on the Effective Date), provided that to the extent the amount of such Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Effective Date or any permitted refinancing thereof shall count towards such limit;
(c)Subordinated Debt;
(d)reimbursement obligations with respect to letters of credit in the Ordinary Course of Business;
(e)intercompany loans, subject to compliance with Section 6.11;
(f)other unsecured Indebtedness for borrowed money in an aggregate amount not to exceed $2,000,000 or secured Indebtedness for borrowed money in an aggregate amount not to exceed $1,000,000;
(g)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.
“Permitted Investments” means:
(a)Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b)(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy;
(c)Investments in the Ordinary Course of Business, subject to compliance with Section 6.10;
(d)Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7,
(e)Intercompany Investments, subject to compliance with Sections 6.10 and 6.11; and
(f)Other Investments in an aggregate amount outstanding not to exceed $2,000,000.
“Permitted Liens” means:
(a)Liens arising under this Agreement and the other Loan Documents;
(b)Liens existing on the Effective Date and shown on the Perfection Certificate (except for Liens indicated as being released on the Effective Date), provided that to the extent the amount of Indebtedness secured by such Lien is limited pursuant to a clause of this defined term, amounts existing on the Effective Date or any permitted refinancing thereof shall count towards such limit;
(c)Liens on cash collateral or deposits securing reimbursement obligations in respect of letters of credit, bank services, bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business;
(d)Liens securing indebtedness permitted in accordance with clause (f) of the defined term “Permitted Indebtedness”; and
(e)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (a), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Transfers” means
(a)Transfers (i) in the Ordinary Course of Business or (ii) in exchange for fair market value paid in cash, provided clause (ii) shall not operate to permit the sale of all or substantially all assets of any Loan Party or of one or more business units without Agent’s prior written consent;
(b)Dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;
(c)Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments; and
(d) the use or transfer of money or Cash Equivalents for purposes not prohibited by the Loan Documents or applicable law, subject to compliance with Section 6.10.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prime Rate” means the prime rate as published in the Money Rates Section of The Wall Street Journal; provided that, if such rate is, at any time during the term of this Agreement, no longer so published, the term “Prime Rate” shall mean the average of the prime interest rates which are announced, from time to time, by the three largest banks (by assets) headquartered in the United States which publish a prime, base or reference rate, provided that the Prime Rate shall not be less than 3.25%.
“Prior Loan Agreement” has the meaning set forth in the preamble hereto.
“pro rata share” or “ratable” means, as of any date of determination, as to each Secured Party, the percentage obtained by dividing (i) the amount of all Obligations then owing to such Secured Party, by (ii) the amount of all Obligations then owing to all Secured Parties, in aggregate.
“Qualified Cash” means, as of any date of determination, the aggregate balances of unrestricted cash in Collateral Accounts in the name of Loan Parties maintained with CIBC or CIBC USA, which Collateral Accounts are subject to a first priority perfected security interest in favor of Agent.
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Reimbursement Obligation” shall have the meaning set forth in Section 2.2 hereof.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Required Cash Amount” means, as of any date of determination, an amount equal to (i) the total outstanding L/C Obligations as of such date, multiplied by (ii) 2.0.
“Required Lenders” means, at any time, Secured Parties holding more than 50% of the aggregate outstanding Obligations, provided further, that if there are more than two unaffiliated Lenders or L/C Issuers, at least two such unaffiliated Lenders or L/C Issuers shall be required to constitute Required Lenders.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.
“Sanctions” has the meaning set forth in Section 5.11(c).
“Secured Parties” means, collectively, Agent, and each Lender and L/C Issuer.
“Secured Party Entities” has the meaning set forth in Section 12.10.
“Secured Party Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by any Secured Party, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the transactions contemplated by this Agreement and the Loan Documents, (c) reasonable, documented out-of-pocket costs and expenses paid or incurred by Secured Parties to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (d) financial examination, appraisal, and valuation fees and expenses of Agent related to any financial examinations, appraisals, or valuation to the extent of the fees and charges, (e) Secured Parties’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Secured Parties’ relationship with any Loan Party or any of its Subsidiaries, (f) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering, syndicating or other communication costs incurred in connection with a syndication of the loan facilities, or amending, waiving, or modifying the Loan Documents, and (g) Secured Parties’ reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.
“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement, on terms acceptable to Required Lenders, including, without limitation, lien and payment subordination.
“Subordination Agreement” means any subordination or intercreditor agreement, providing for the subordination of Indebtedness to the Obligations, on terms and conditions satisfactory to Agent, in its reasonable discretion.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest of which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, either directly or through an Affiliate. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Borrower. For the avoidance of doubt, Expensify.Org shall not be deemed a Subsidiary of Borrower Representative as long as it constitutes a tax exempt charitable organization.
“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Termination Conditions” has the meaning set forth in Section 4.1.
“Termination Date” has the meaning set forth in Section 4.1.
“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.
“Transfer” means defined in Section 7.1.
“Trigger Amount” means, as of any date of determination, an amount equal to (i) the total outstanding L/C Obligations as of such date, multiplied by (ii) 1.3.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

EXHIBIT B
COLLATERAL DESCRIPTION
The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, including without limitation, any commercial tort claim described in Section 9(b) of the Perfection Certificate delivered as of the Effective Date, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

EXHIBIT C
COMPLIANCE CERTIFICATE

EXHIBIT D
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Annex 1 to Assignment and Acceptance Agreement
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE